EX-23.1

 Pollard-Kelley Auditing Services, Inc.
 3250 West Market St, Suite 307,
 Fairlawn, OH 44333
 330-864-2265


Auditing Services


February 11, 2004

Securities and Exchange Commission
Washington DC

RE:  Sealife Corporation 8k

Dear Sirs:

I have read the referenced 8k. It is correct in its disclosures in reference to the merger of Terance L Kelley into Pollard-Kelley Auditing Services, Inc.

The Company has our permission to file it.

Very truly yours,
/s/
Terance L Kelley
Vice-President
Pollard-Kelley Auditing Services, Inc.